Exhibit A-11

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

F02l23l000261

CERTIFICATE OF INCORPORATION

OF

BEST CELLARS LICENSING CORP.

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is BEST CELLARS LICENSING CORP.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

THIRD: The county within this state in which the office of the corporation is to be located is New York County.

FOURTH: The total number of shares which the corporation shall have the authority to issue and a statement of the par value of each share are: 100 No Par Value.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process aaccepted on behalf of the corporation is:

Best Cellars Licensing Corp.
180 Varick Street
Fourth Floor
New York, New York 10014

/s/ Richard A. Marmet
Richard A. Marmet
180 Varick Street
New York, New York 10014

F02l231000261

CERTIFICATE OF INCORPORATION

OF

BEST CELLARS LICENSING CORP.

PURSUANT TO SECTION 402 OF THE BUSINESS CORPORATION LAW

FILED BY:	RICHARD A. MARMET
180 VARICK STREET
NEW YORK, NY 10014

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC 31 2002
TAX$ 10
Y: Par
new york

2

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 1223l

www.dos.state.ny.us

CERTIFICATE OF CHANGE

OF

BEST CELLARS LICENSING CORP.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:

BEST CELLARS LICENSING CORP.

If the name of the corporation has been changed, the name under Which it was formed is:

SECOND: The certificate of incorporation was filed by the Department of State on:

12/31/2002

THIRD: The Change(s) effected hereby are: [Check appropriate statement(s)]

☐

The county location, within this state, in which the office of the corporation is located, is changed to:

☐

The address to which the Secretary of State shall forward copies of process accepted on behalf of the Corporation is changed to read in its entirety as follows: C/O BLUMBERGEXCELSIOR, 62 WHITE ST., 2ND FL., NY, NY 10013

☐

The corporation hereby: [Check one]

The street address of the registered agent is:

☐

Changes the designation of its registered agent to: .

_________________________________ . The street address of the registered agent is:

☐

☐

Changes the address of its registered agent to:

☐

Revokes the authority of its registered agent.

Designates BLUMBERGEXCELSlOR CORPORATE SERVICES, INC. as its registered agent upon whom process against the corporation may be served.

DOS-1558 (Rev. 10/07)

080211000924

080211000924

FOURTH: The change was authorized by the board of directors.

Christopher McGarry

(Signature)

(Name of Signer)

President_________________

(Title of Signer)

CERTIFICATE OF CHANGE

OF

BEST CELLARS LICENSING CORP.

(Insert Name of Domestic Corporation) BLU 39

DRAWDOWN

Under Section 805-A of the Business Corporation Law

Filer’s Name

BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

Address

62 WHITE ST., 2ND FL._____________________________

City, State and Zip Code

NEW YORK, NY 10013_________________

TAXS ___________

BY:

NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only.

949

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

NYS Department of State

Division of Corporations, Records and UCC

Albany, NY 12231-0002

www.dos.state.ny.us

2850712

Business Name:

BEST CELLARS LICENSING CORP.

BEST CELLARS LICENSING CORP.

2 Paragon Drive

Montrale NJ 07645

Business Corporation

Blennial Statement

2850712

For Internal Use Only

AR09010200 2897

Filed By:

Cash if (Illegible)

Required Fee: $9.00

Filing Period: 12/2008

(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from the requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Blennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer

Name

Eric Claus

Address

2 Paragon Drive

City

Montrale

State

NJ

Zip

07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted)

Address Line 1

Best Cellars Licensing Corp.

Address Line 2

2 Paragon Drive

City

Montrale

State

NJ

Zip

07645

Part 3: Address for Service of Process

C/O BLUMBERGEXCELSIOR

62 WHITE ST.

Name

2ND FL.

NEW YORK NY 10013

Address

City

State

Zip

Part 4: Farm Corporation Exemption

Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporation should complete Parts 4 and 5 ONLY and return the form the Department of State. No filing is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

Michael Gualtieri

Signature

Name of Signer (Please Print)

Vice President

Title of Signer (Please Print)

090102002897

DOS-1179 (Illegible)